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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (date of earliest event reported):          MAY 13, 1998
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                            MEGO MORTGAGE CORPORATION
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             (Exact name of registrant as specified in its charter)


                                    DELAWARE
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                 (State or other jurisdiction of incorporation)



           0-21689                                      88-0286042
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   (Commission File Number)                (IRS Employer Identification No.)



                            MEGO MORTGAGE CORPORATION
                         1000 PARKWOOD CIRCLE, SUITE 500
                             ATLANTA, GEORGIA 30339
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          (Address of principal executive offices, including Zip Code)



Registrant's telephone number, including area code:          (770) 952-6700
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ITEM 5.  OTHER EVENTS

         (a) This Form 8-K is being filed pursuant to Rule 135c(d) of the Securities Act of 1933, as amended, with respect to the press release issued by Mego Mortgage Corporation (the "Registrant") on May 13, 1998, a copy of which is being filed as exhibit 99 hereto.

         (b) This Form 8-K is also being filed to report that in connection with the preparation of a private placement offering memorandum, the Registrant has reissued its financial statements as of August 31, 1996 and 1997 and for each of the three years in the period ended August 31, 1997 and, as a result of events occurring subsequent to August 31, 1997 discussed below, the Registrant's independent auditors, Deloitte & Touche LLP, have reissued their report thereon to include an explanatory paragraph related to the Registrant's ability to continue as a going concern.

                  Subsequent to August 31, 1997, the Company adjusted the valuation of its mortgage related securities and mortgage servicing rights and incurred a net loss for the six months ended February 28, 1998 in the amount of $32.5 million. The Company is not in compliance with certain covenants on its warehouse line of credit with outstanding balances in the amount of $8.5 million and $40.0 million at August 31, 1997 and February 28, 1998, respectively, and its revolving line of credit with outstanding balances in the amount $25.0 million and $10.0 million at August 31, 1997 and February 28, 1998, respectively, and there is no assurance that the lines of credit will be renewed. Certain mortgage servicing rights aggregating $3.1 million at February 28, 1998, are subject to termination due to loan default rates in excess of the permitted limit set forth in the related pooling and servicing agreements. Also, a class action was filed against the Company and the Company's Chief Executive Officer that alleges, among other things, that the Company violated the federal securities laws in connection with the preparation and issuance of the Company's financial statements. The Company is not in compliance with certain covenants in the indenture governing its outstanding 12 1/2% Senior Subordinated Notes (the "Existing Notes") which prohibits the Company from obtaining additional financing subject to certain limited exceptions. The Company has operated on a negative cash flow basis since inception and due to cash flow restrictions, the Company has substantially curtailed loan originations and subsequently reduced its work force.

                  The Company proposes to engage in a series of transactions to recapitalize the Company. The Company proposes to raise
                  $40.0 to $60.0 million through a private placement of equity securities. The Company is also proposing to offer to exchange new subordinated notes and convertible preferred stock for all of the outstanding Existing Notes. Offers will be made only by means of an offering memorandum. The securities proposed to be issued pursuant to the private placement and the exchange offer will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from such registration.

                  If the Company is unable to obtain additional equity or financing as a result of the proposed recapitalization the alternatives available to the Company are limited and the Company may be forced to consider bankruptcy proceedings.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial Statements of Business Acquired

                  Not Applicable

         (b)      Pro Forma Financial Information

                  Not Applicable

         (c)      Exhibits

                  99.1     Press Release of the Company dated May 13, 1998.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    MEGO MORTGAGE CORPORATION



Dated:  May 20, 1998                By: /s/ James L. Belter
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                                        James L. Belter
                                        Executive Vice President and Chief
                                          Financial Officer



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                                  EXHIBIT INDEX



99.1     Press release of the Company dated May 13, 1998.



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